Exhibit 10.1

MARKIT GROUP LIMITED
AMENDMENT TO CONTRACT OF EMPLOYMENT
PURSUANT TO THE EMPLOYMENT RIGHTS ACT 1996

Amendment dated as of March 19, 2016 (this “Amendment”) to the Contract of Employment dated as of July 1, 2014 (the “Current Agreement”) between Markit Group Limited (the “Company”) and Lance Uggla (“Executive”).

W I T N E S S E T H

WHEREAS, Markit Ltd. is entering into an Agreement and Plan of Merger, dated as of March 20, 2016 (the “Merger Agreement”), with Marvel Merger Sub, Inc., and IHS, Inc.; and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement (the “Merger”), the Company and Executive have agreed to amend the terms and conditions of the continued employment of Executive by the Company.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby by acknowledged by each of the parties, the Company and Executive hereby agree as follows:

1.	AMENDMENTS
(a)    Clause 1.1 of the Current Agreement is hereby amended and restated in its as follows:

“Your employment will continue under this statement commencing on the Effective Date until terminated pursuant to the terms of this statement (such period, the “Term”). Effective as of the Effective Time (as defined below), you will serve as the President and Head of Integration of Markit Ltd. (“Markit”) reporting to the Chief Executive Officer of Markit. In this role, you will have primary responsibility for matters of integration with respect to the businesses of Markit and IHS, Inc. (“IHS") and potential opportunities for synergies in respect thereof following the Closing Date (as defined below). Effective no later than January 1, 2018, you will be appointed as the Chairman of the Board of Directors of Markit (the “Board”) and Chief Executive Officer of Markit. In connection with your roles, you will perform all acts, duties and obligations and comply with such orders as may be designated by the Company from time to time. The Company may require you to undertake the duties of another position, in addition to the above duties, it being understood that you will not be required to perform duties which are not reasonably within your capabilities. You will also serve (or continue to serve) as an officer and/or director of any Group Company as specified by the Company, in each case without additional compensation. You will serve the Company faithfully and diligently in the performance of your duties. You will use your best efforts to further the interests of the Company and to comply with all lawful instructions and directions of the Company as may be in effect from time to time. Your continuous employment date is 31 July 1995. For purposes of this Agreement, the “Effective Time” and the “Closing Date” have the meanings set forth in the Agreement and Plan of Merger, dated as of March 20, 2016 (the “Merger Agreement”) among Markit, Marvel Merger Sub, Inc. and IHS.”

(b)    Clause 8.8 of the Current Agreement is hereby amended and restated as follows:

“For the purposes of this statement, you will have “Good Reason” to terminate your employment within 30 days after the occurrence (without your consent) of any of the following: (1) a material diminution of your rate of Basic Salary or other material failure to provide the compensation due pursuant to this statement; (2) a material diminution of your authority, duties, responsibilities, or title; or (3) a material breach by the Company of this statement, provided, however, that any such condition or conditions, as applicable, will not constitute grounds for Good Reason unless both (x) you provide written notice to the Company of the condition claimed to constitute grounds for Good Reason within 60 days of the initial existence of such condition(s), and (y) the Company fails to remedy such condition(s) within 30 days of receiving such written notice thereof. In addition, you will also have “Good Reason” to terminate your employment upon 30 days written notice to the Company if (1) the Board does not decide on your appointment as the Chairman of the Board and Chief Executive Officer of Markit by September 1, 2017 or (2) you are not serving in such roles by January 1, 2018 (either of (1) or (2) being a “Succession Trigger”). In all events the termination of your employment with the Company will not constitute Good Reason unless such termination occurs not more than 210 days following the initial existence of the condition claimed to constitute grounds for a Good Reason termination hereunder.”

(c)    A new clause 9.1.3 is hereby inserted following clause 9.1.2 of the Current Agreement as follows:

“9.1.3    in the event that your employment is terminated by (x) you for Good Reason as a result of the occurrence of a Succession Trigger or (y) the Company without Cause after the 12-month anniversary of the Closing Date and on or prior to January 1, 2018, you will be entitled to receive the Basic Severance and the Change in Control Severance. The Basic Severance and the Change in Control Severance payable under this clause 9.1.3 will be paid in the same manner and at the same times as provided in clauses 9.1.1 and 9.1.2, respectively. In addition, in the event that your employment is terminated by (x) you for Good Reason as a result of the occurrence of a Succession Trigger or (y) the Company without Cause after the 12-month anniversary of the Closing Date and on or prior to January 1, 2018, (i) any outstanding equity awards granted to you under the Plan will vest on the Termination Date and (ii) any outstanding equity awards granted to you under the Markit Key Employee Incentive Program (the “KEIP”) that are unvested as of (and do not otherwise vest on) the Termination Date will remain outstanding and continue to vest in accordance with their original vesting schedule, and will vest in full upon the first anniversary of the Termination Date; provided, however, that, in the event you breach your obligations under clauses 10.2.1 through 10.2.6, any equity awards granted to you under the KEIP that were unvested as of (and do not otherwise vest on) the Termination Date will be forfeited for no consideration. Any KEIP awards held by you that vest in accordance with the preceding sentence, as a result of the termination of your employment pursuant to the KEIP as amended in connection with the Merger Agreement or were otherwise previously vested, will remain outstanding until the expiration of their originally scheduled term as set forth in the applicable KEIP award documentation.”

(d)    Clause 9.1.3 of the Current Agreement (A) is hereby renumbered as clause 9.1.4, and all other references to clause 9.1.3 in the Current Agreement will be read to refer to clause 9.1.4 and (B) will be amended and restated in its entirety as follows:

“9.1.4     in the event of either clause 9.1.1, 9.1.2 or 9.1.3, the perquisites listed in clause 2.3 and in effect at the time of termination of your employment will continue for the corresponding severance period as calculated in the situations above.”

2.	GOOD REASON WAIVER

Executive hereby agrees that his appointment as the President and Head of Integration of Markit effective as of the Effective Time, will not, in and of itself, constitute a material diminution of Executive’s authority, duties, responsibilities, or title and accordingly, will not constitute Good Reason for Executive to terminate his employment; provided, however, that such agreement will not constitute a waiver of Executive’s right to terminate his employment for Good Reason following the Effective Time should any other event, act or omission occur that would otherwise constitute Good Reason.

3.	EFFECTIVENESS OF AMENDMENT

This Amendment will become effective on the Closing Date (as defined in the Merger Agreement). In the event that the Merger does not occur, this Amendment will be null and void and will have no further force or effect. Except as amended by the terms of this Amendment, the Current Agreement will remain in full force and effect in accordance with its terms.

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In witness whereof this amendment has been signed as a deed and delivered on the date written below.

Signed as a deed by:

/s/ Lance Uggla                19/3/2016
____________________________        __________________________
Lance Uggla    Date

In the presence of:

/s/ Sari Granat                    19/3/2016
_________________________        ________________________
Name / Signature                Date

Signed on behalf of Markit Group Limited by:

/s/ Sarah Bateman                18/3/2016
_________________________        ________________________
Name / Signature                Date

[Signature Page for Lance Uggla Markit Group Limited Amendment to Contract of Employment]
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